Elme Communities Provides Update On
Liquidation Activities

Company has sold six properties in 2026

Remaining four properties are under contract, including new purchase and sale agreement covering Riverside Apartments

Targets completion of all remaining sales during the third and fourth quarters of 2026 with delisting and dissolution targeted for fourth quarter 2026

Updates range of total estimated liquidating distributions to $16.41 - $16.61 per share (including the initial $14.67 per share distribution paid in January 2026)

BETHESDA, Md.– July 24, 2026 – Elme Communities (“Elme” or the “Company”) (NYSE: ELME) today provided an update regarding the status of ongoing liquidation activities under the Company’s Plan of Sale and Liquidation, approved by Elme shareholders on October 30, 2025.

Marketing and Sale Process

To date in 2026, the Company has completed the sale of six of its remaining properties – five of its multifamily properties, Elme Sandy Springs, Elme Marietta, Elme Conyers, Elme Germantown and Elme Watkins Mill, and its remaining office property, Watergate 600 – for aggregate gross proceeds of approximately $294 million.

As previously disclosed, in May 2026 the Company had entered into a purchase and sale agreement for Riverside Apartments (including related undeveloped land) which was subject to an ongoing inspection period and, on June 17, 2026, the buyer under that purchase and sale agreement exercised its right to terminate. On July 23, 2026, the Company entered into a purchase and sale agreement for Riverside Apartments with a new purchaser, which had previously submitted a proposal to acquire the property, for a contract sale price of $250.0 million, subject to certain customary adjustments and prorations. This new purchase and sale agreement is subject to an ongoing inspection period, as well as satisfaction of customary closing conditions. The new purchase and sale agreement for Riverside Apartments provides that, subject to completion of the inspection period and the satisfaction of the closing conditions, the sale of Riverside Apartments will close no later than September 14, 2026.

The existing purchase and sale agreements with respect to Elme Bethesda, The Kenmore and 3801 Connecticut Avenue, which provide for gross proceeds of approximately $168 million in the aggregate (subject to certain customary adjustments and prorations), are no longer subject to ongoing inspection periods, but remain subject to satisfaction of customary closing conditions including, in the case of the two DC properties, regulatory requirements related to the Tenant Opportunity to Purchase Act (TOPA). The closing of each DC property is expected to occur shortly after completion of its TOPA process, subject to satisfaction of other applicable closing conditions. The buyer of each DC property has commenced discussions with the property’s tenant association, and, assuming no purchase rights are exercised or assigned to a party other than the contract buyer, Elme currently anticipates the TOPA process for both properties to be completed no later than the end of 2026. The Company has obtained the certificate of compliance from the Montgomery County Department of Housing and Community Affairs certifying compliance with Montgomery County’s right of first refusal requirements with respect to Elme Bethesda, and, following receipt of such certificate, the parties to the purchase and sale agreement for Elme Bethesda have agreed to close the sale no later than August 11, 2026.

Estimated Range of Liquidating Distributions

As previously disclosed, following closing of the 19-property portfolio sale to an affiliate of Cortland Partners LLC (the “Portfolio Sale”) and entry into a $520 million senior secured term loan with Goldman Sachs Bank USA, as lender (the “Term Loan”), both of which occurred on November 12, 2025, Elme’s Board of Trustees (the “Board”) declared an initial special liquidating distribution of $14.67 per common share, which was paid on January 7, 2026 to Elme shareholders of record on December 22, 2025 (the “Initial Liquidating Distribution”). A portion of the Term Loan has been repaid using a portion of the net proceeds from the sales of the six properties sold by the Company in 2026 to date, each of which had secured the Term Loan. The remaining outstanding balance of the Term Loan, which was $251 million as of July 23, 2026, is intended to be repaid using a portion of the net proceeds from the sales of the remaining properties which secure the Term Loan, and such properties are expected to be released from the mortgages securing the Term Loan as they are sold. The Company intends to return net proceeds from the sales of its assets to Elme shareholders when appropriate and in the Board’s discretion.

Based on the assumptions and estimates described in more detail below, the Company currently estimates that the total amount of additional liquidating distributions (the “Additional Liquidating Distributions”) to be funded from the net proceeds of sales of the Company’s remaining assets will be between $1.74 and $1.94 per common share. Based on this updated estimate, the total amount of liquidating distributions (including the Initial Liquidating Distribution) is estimated to be between $16.41 and $16.61 per common share. In May 2026, the Company had announced an estimate of the total amount of liquidating distributions (including the Initial Liquidating Distribution) of $16.74 to $17.02 per common share, which was in part based on the contract price under the then-in-place purchase and sale agreement for Riverside Apartments (the “May Liquidation Update”). However, following the June 17, 2026 termination of the Riverside Apartments purchase and sale agreement described above, the Company withdrew the previously provided estimated ranges of liquidating distributions included in the May Liquidation Update and announced that it expected to provide an update to its estimated ranges of liquidating distributions after it had entered into a new purchase and sale agreement for Riverside Apartments.

The change in the estimated range of Additional Liquidating Distributions compared to the estimated range in the May Liquidation Update is predominantly the result of a reduction in the contract price for Riverside Apartments as reflected in the purchase and sale agreement with the new purchaser. Current market conditions in the D.C. area, which have remained subject to prolonged softening throughout our marketing and sale process generally, as well as the need to re-engage with potential purchasers for Riverside Apartments and the relatively smaller pool of potential purchasers for larger assets like Riverside Apartments, all had negative impacts on contract pricing for that asset. The adjusted estimated range of Additional Liquidating Distributions also includes increased estimates for general and administrative expenses as a result of the change in timeline for completion of the remaining sales and the termination and dissolution of the Company and increased estimates for other anticipated liquidation and other expenses, adjustments for incremental increases in estimated debt service costs, and the previously disclosed reduction in contract price for Elme Bethesda, partially offset by increases in the estimated cash flow/net working capital to be generated from the Company’s property operations through their estimated sale completion dates, as updated to reflect current estimates of the timing of sales of the remaining properties.

Our estimates of the ranges of liquidating distributions, including the updated estimated range of Additional Liquidating Distributions in this press release, were derived from a number of assumptions and estimates, including actual gross and net proceeds for the six properties that have been sold, estimated gross proceeds, including those discussed above, from the sales of the remaining properties under contract, less estimates for transaction costs, debt service costs, debt repayment amounts for the remaining outstanding balance of the Term Loan and establishment of reserves to satisfy liabilities and liquidating expenses, estimated operating costs to run the Company until completion of the wind-down of the Company’s business and affairs and dissolution of the Company, capital expenditure requirements and REIT compliance costs, but adjusted upwards for estimated cash flow/net working capital to be generated from the Company’s property operations prior to completing the sales of its remaining properties, including the updates to such assumptions and estimates described in this press release.

Many of the assumptions and estimates reflected in the updated estimated range of Additional Liquidating Distributions are outside the Company’s control, such as the completion of the regulatory processes for the sale of multifamily assets in DC on the timeline anticipated, and may not prove to be accurate, which could cause actual liquidating distributions, including the updated estimated range of Additional Liquidating Distributions, to be less or more than the estimated ranges. The Company cannot determine the timing of any Additional Liquidating Distributions to Elme shareholders or provide assurances that the actual amounts available for distribution to shareholders will be within the estimated ranges of the liquidating distributions, including the updated estimated range of Additional Liquidating Distributions set forth in this press release. Elme may provide further updates regarding any assumptions or estimates that may change in the future, but undertakes no obligation to do so.

For additional detail and other information regarding the assumptions and estimates relating to the updated estimated range of Additional Liquidating Distributions, please see the Current Report on Form 8-K, dated as of July 24, 2026, filed by Elme with the Securities and Exchange Commission (“SEC”), which is available free of charge through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Elme with the SEC are also available, free of charge, on Elme’s website at www.elmecommunities.com or upon written request to Investor Relations, Elme Communities, 7550 Wisconsin Ave, Suite 900, Bethesda, MD 20814.

Anticipated Timing of NYSE Delisting and Company Dissolution

While the New York Stock Exchange (“NYSE”) has discretionary authority to delist the Company’s common shares following shareholder approval of the Plan of Sale and Liquidation, Elme intends for its common shares to continue to be listed on the NYSE, subject to continued compliance with NYSE listing requirements, until such time in the future as the Board determines to voluntarily delist its common shares from the NYSE in order to reduce operating expenses and maximize liquidating distributions. Elme does not currently expect to voluntarily delist prior to completing the sale of Riverside Apartments and repayment of the Term Loan, and – assuming completion of the property sales as described above – currently expects the NYSE delisting and Company dissolution process to occur in the fourth quarter of 2026. It is the Company’s current expectation that, prior to delisting, the Company would make an Additional Liquidating Distribution in an amount to be determined by the Board. However, as noted above, the amount and timing of all additional liquidating distributions remains subject to the Board’s discretion. The Company anticipates that following its last day of trading on the NYSE, the Company’s share transfer books will be closed and all remaining assets (including any unsold properties at that time) and liabilities of the Company will be transferred to a liquidating trust, the outstanding common shares of the Company and all certificates representing such common shares will be deemed cancelled and the Company will be dissolved.

If the Company forms a liquidating trust, all shareholders of the Company at the time of its dissolution will be deemed to be beneficial owners of a pro rata share of the aggregate beneficial interests of the liquidating trust. These interests will generally not be transferable by the Company’s shareholders (except by will, intestate succession or operation of law). While the Board currently intends to take the actions as outlined above, consistent with the Plan of Sale and Liquidation, the timing of these actions remains subject to change, including as a result of any changes in the timing of property sale closings. In addition, the Board may modify or delay these actions if it determines that doing so is in the best interest of the Company and our shareholders.

The Company will provide additional details regarding the timing of delisting, the transfer of assets and liabilities into a liquidating trust and the dissolution of the Company, as well as the timing and amount of any Additional Liquidating Distribution to be made in connection with such events, in accordance with applicable requirements.

Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: Elme’s ability to remain listed on the NYSE and its expected timeline for doing so; Elme’s ability to transfer its remaining assets and liabilities to a liquidating trust and terminate its existence by voluntary dissolution on the terms and timeline anticipated; Elme’s ability to successfully complete the sales of its remaining assets, including successful completion of any remaining inspection periods and all closing conditions applicable to assets under contract, including, but not limited to, timely completion of the TOPA process for the sale of multifamily assets in DC, on the terms and timeline anticipated, or at all; changes in the amount and timing of the Additional Liquidating Distributions, including as a result of unexpected levels of transaction, general and administrative and other liquidation costs, changes in the gross asset sales proceeds for the sale of the remaining properties from prior estimates, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations; Elme’s ability to repay the Term Loan with the net proceeds from the sales of the remaining properties which secure the Term Loan and to release the mortgages securing the Term Loan as they are sold; the possibility, mechanics and timing of converting to a liquidating trust or other liquidating entity; the ability of Elme’s Board to terminate the Plan of Sale and Liquidation; the response of Elme’s residents, tenants and business partners to the Plan of Sale and Liquidation; potential difficulties in employee retention as a result of the on-going Plan of Sale and Liquidation; the outcome of legal proceedings that may be instituted against Elme, its trustees and others, including those related to the Portfolio Sale, completed and future property sales and the Plan of Sale and Liquidation; the risk that disruptions caused by or relating to the Plan of Sale and Liquidation will harm Elme’s business, including current plans and operations; risks relating to the market value of Elme’s common shares; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Plan of Sale and Liquidation; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of Elme’s properties and potential illiquidity of Elme’s remaining real estate investments); whether or not the sale of one or more of Elme’s properties may be considered a prohibited transaction under the Internal Revenue Code of 1986, as amended; Elme’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; the occurrence of any event, change or other circumstances that could give rise to the termination of the Plan of Sale and Liquidation; the risks associated with ownership of real estate in general and Elme’s real estate assets in particular; general economic and market developments and conditions; and volatility and uncertainty in the financial markets.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect Elme’s businesses in the “Risk Factors” section of Elme’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Elme from time to time with the SEC, including the Form 8-K filed on July 24, 2026, referenced above. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. While forward-looking statements reflect Elme’s good faith beliefs, they are not guarantees of future performance. Elme undertakes no obligation to update its forward-looking statements or risk factors to reflect new information, future events, or otherwise.